Exhibit 10.30

Adit EdTech Acquisition Corp.

1345 Avenue of the Americas, 33rd Floor

New York, New York 10105

December 6, 2022

EarlyBirdCapital, Inc.

366 Madison Avenue

New York, New York 10017

Ladies and Gentlemen:

Reference is made to that certain underwriting agreement (“Agreement”), dated January 11, 2021, between Adit EdTech Acquisition Corp., a Delaware corporation (“Company”), and EarlyBirdCapital, Inc. (“EBC” or the “Representative”), as representative of the Underwriters (as defined in the Agreement).

The parties hereto desire to amend the Agreement (this “Amendment”) as follows:

(A) Section 1.4 is hereby deleted and replaced in its entirety with the following new Section 1.4:

1.4    Deferred Underwriting Commission. The Underwriters agree that an aggregate of $6,762,000 (the “Deferred Underwriting Commission”) and the Expense Reimbursement (as defined in Exhibit D hereto) will be payable, without accrued interest, to the Representative. The Deferred Underwriting Commission and Expense Reimbursement shall be payable as follows: (i) upon consummation of the Company’s initial Business Combination, in an amount equal to the lesser of (A) the sum of the Expense Reimbursement and 50% of the Deferred Underwriting Commission and (B) the balance of the Trust Account after all amounts payable for stockholder redemptions have been so paid and (ii) the remainder pursuant to, and in accordance with the terms of, a promissory note (“Promissory Note”) made by the surviving company of the Company’s initial Business Combination, substantially in the form attached hereto as Exhibit C. The Company agrees to use commercially reasonable efforts to prepare and file or cause to be prepared and filed within thirty (30) days of the closing of the Business Combination a registration statement (the “Resale Registration Statement”) registering the resale from time to time by the Representative of any shares of the Company’s Common Stock issuable to the Representative upon conversion of the Promissory Note. The Company shall use commercially reasonable efforts to cause the Resale Registration Statement to be declared effective as soon as possible after filing, and in no event later than ninety (90) days after the Resale Registration Statement is filed with the Commission. In the event that the Company is unable to consummate a Business Combination and CST&T, as the trustee of the Trust Account, commences liquidation of the Trust Account as provided in the Trust Agreement, the Representative agrees that all rights or claims to the Deferred Underwriting Commission and Expense Reimbursement shall be forfeited.

(B) A new Section 3.32 shall be included in the Agreement as follows:

3.32    Business Combination Advisory Provisions. The Company hereby agrees to the provisions set forth on Exhibit D attached hereto.

Except as indicated above, the Agreement shall remain in full force and effect.

If the foregoing is accurate, please confirm your agreement by countersigning this letter.

ADIT EDTECH ACQUISITION CORP.

By:	/s/ David L. Shrier
Name: David L. Shrier
Title: Chief Executive Officer

ACCEPTED AND AGREED EARLYBIRDCAPITAL, INC.

By:	/s/ Steve Levine
Name: Steve Levine
Title: Chief Executive Officer

EXHIBIT C

THIS NOTE, AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE, HAVE NOT, AS OF THE DATE HEREOF, BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE APPLICABLE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH PLEDGE, SALE, ASSIGNMENT OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

[______________________]1

FORM OF CONVERTIBLE PROMISSORY NOTE

$_________________	_______________ ___, 2023

__________________, a _______ _______, and its successors and assigns (the “Maker”) promises to pay to the order of EarlyBirdCapital, Inc. (the “Payee”) the principal sum of _________ dollars ($_______2) in lawful money of the United States of America, together with any unpaid interest on the principal balance of this Note, on the terms and conditions described below, unless earlier converted or cancelled pursuant to the terms and conditions set forth below.

This Note is being issued by the Maker pursuant to that certain Amendment to the Underwriting Agreement, dated January 11, 2021, between Adit EdTech Acquisition Corp., a Delaware corporation, and the Payee, as representative of the Underwriters. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Underwriting Agreement, as amended by the Amendment to the Underwriting Agreement, dated December 6, 2022.

1.    Payment. The principal balance of this Note, together with all interest accrued thereon, shall be repayable on _________ __, 20243 (the “Maturity Date”); provided, however, that Maker agrees to make mandatory prepayments on this Note (which shall first be applied to the Expense Reimbursement, then to accrued interest and then to principal), in amounts equal to fifteen percent (15%) of the gross proceeds received by the Maker from any equity lines, forward purchase agreements or other equity financings consummated by Maker prior to the Maturity

[1]	NTD: To be issued by the surviving company of the Business Combination.
[2]	NTD: To be $6,762,000.00 plus the Expense Reimbursement, less any amount paid from trust at closing of the Business Combination in accordance with the Amendment to the Underwriting Agreement.
[3]	NTD: To be one year from closing of the Business Combination.

Date; provided, further, that, Maker shall be entitled to prepay any additional part of all the principal and accrued interest, in one or more installments without penalty, prior to the Maturity Date upon not less than five business days advance notice to permit Payee time to convert any portion of this Note pursuant to Section 3 below. The date of the voluntary prepayment is referred to herein as the “Voluntary Prepayment Date.”

2.    Interest. Interest shall compound and accrue on the unpaid principal balance of this Note at an annual rate equal to eight percent (8%) to, but excluding, the date on which the principal amount of, and all accrued interest on, this Note has been paid in full. If this Note is not repaid on or prior to the Maturity Date or such earlier date as to which the repayment obligation may be accelerated pursuant to Section 1 or 6, or converted in accordance with the terms hereof, the rate of interest applicable to the unpaid principal amount shall be adjusted to fifteen percent (15%) per annum from, and including, the Maturity Date (or such earlier date if the obligation to repay this Note is accelerated) to, but excluding, the date of repayment; provided, that in no event shall the interest rate exceed the Maximum Rate (defined below). If it is determined that, under the laws relating to usury applicable to Maker or the indebtedness evidenced by this Note, the interest charges and fees payable by Maker in connection herewith or in connection with any other document or instrument executed and delivered in connection herewith cause the effective interest rate applicable to the indebtedness evidenced by this Note to exceed the maximum rate allowed by law (the “Maximum Rate”), then such interest rate shall be lowered to the Maximum Rate.

3.    Conversion. On the Maturity Date or Voluntary Prepayment Date, as the case may be, the Payee may, in its sole and absolute discretion, convert all or part of the principal and/or accrued interest of this Note into shares of common stock, par value $0.0001 per share (the “common stock”), of the Maker (the “Conversion Shares”) at a per share conversion price equal to 90% of the volume weighted average price of a share of common stock for the five trading days immediately prior to, but not including, the Maturity Date or Voluntary Prepayment Date, as the case may be (the “Conversion Price”); provided, however, that the Maker shall not be required to issue, and the Payee may not elect to convert the principal and/or accrued interest of this Note into, an aggregate number of Conversion Shares that would exceed the maximum number of shares of common stock permitted by Section 312.03 of the New York Stock Exchange Listed Company Manual to be issued without a vote of the Maker’s stockholders (such maximum number of shares, the “Exchange Cap”), unless the Maker’s stockholders have approved the issuance of common stock pursuant to this Note in excess of the Exchange Cap in accordance with the applicable rules of the New York Stock Exchange. The Payee shall provide the Maker with a written notice of the amount of the principal and/or accrued interest of this Note it wants to convert at least two business days prior to the Maturity Date or Voluntary Prepayment Date, as the case may be (with any remaining principal and accrued interest to be paid in lawful money of the United States, by wire transfer, to the account of the Payee as designed by the Payee in the written notice of conversion). As promptly as practicable after the Maker’s receipt of such notice and the Payee’s surrender of the Note to the Maker, the Maker (at its expense) will issue to the Payee the Conversion Shares.

4.    Collection Costs; Application of Payments. In the event this Note is turned over to an attorney for collection, the Maker agrees to pay all reasonable costs of collection, including reasonable attorney’s fees and expenses and all out-of-pocket expenses incurred by the Payee in connection with such collection efforts. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, then to the payment in full of any accrued, unpaid interest and finally to the reduction of the unpaid principal balance of this Note.

5.    Events of Default. The following shall constitute events of default (“Events of Default”):

5.1.    Failure to Make Required Payments. Failure by Maker to pay the principal of or accrued interest on this Note within five (5) business days following the date when due.

5.2.    Bankruptcy, Etc. The filing, as to the Maker, (i) of an involuntary petition which is not dismissed within sixty (60) consecutive days; or (ii) of a voluntary petition under the provisions of the Federal Bankruptcy Code or any state statute for the relief of debtors or the Maker shall make a general assignment for the benefit of creditors.

5.3.    Change of Control. The consummation of any transaction as a result of which the current equity holders of Maker own less than fifty percent (50%) of the equity interests of Maker after the transaction. For the avoidance of doubt, any initial Business Combination involving Adit EdTech Acquisition Corp. shall not constitute a change of control transaction within the meaning of this section.

5.4.    Sale of Assets. The consummation of a transaction resulting in the sale of all or substantially all of the assets of Maker or by any Maker’s primary operating subsidiaries.

6.    Remedies. Upon the occurrence of an Event of Default specified in Section 5, the principal balance, all accrued but unpaid interest, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

7.    Transfers. This Note, and the obligations and rights of the parties hereunder, shall be binding upon and inure to the benefit of the Maker, the holder of this Note, and their respective heirs, successors and assigns; provided, however, that the Maker may not transfer or assign its obligations hereunder, by operation of law or otherwise, without the consent of the Payee; and provided further that the Payee may not transfer or assign its rights hereunder, by operation of law of otherwise, except to an affiliate, a direct or indirect equity holder of the Payee or a successor to all or a substantial portion of the assets of the assets of the Payee, without the consent of the Maker. Notwithstanding anything else in this Note to the contrary, the right of any payee (or transferee) to receive principal or interest payments under this Note may be transferred only through the surrender of the current Note and reissuance of a new note by the Maker pursuant to the provisions of this paragraph.

8.    No Rights as Stockholder. This Note does not entitle the Payee to any voting rights or other rights as a stockholder of the Maker except upon the conversion of this Note. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Payee, shall cause the Payee to be a stockholder of the Maker in respect of any of the Maker’s equity securities which would be issued in connection with any conversion of this Note. The Payee agrees that no past, present or future stockholder, director, officer or employee of the Maker shall have any personal liability under this Note for any claim based on, or in respect of, or by reason of, such obligations or their creation and the Payee waives and releases all such liability. The Payee recognizes and agrees that such waiver and release are part of the consideration for the issuance of the Note.

9.    Waivers. Maker waives presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment.

10.    Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, or (iv) sent by e-mail, to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

__________________________________

__________________________________

Email: ___________________

If to Payee:

EarlyBirdCapital, Inc.

366 Madison Avenue

8th Floor

New York, New York 10017

Email: [***]

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date on which an e-mail transmission was received by the receiving party’s on-line access provider (iii) the date reflected on a signed delivery receipt, or (vi) two (2) business days following tender of delivery or dispatch by express mail or overnight delivery service.

11.    Governing Law. This Note will be deemed to have been made and delivered in New York City and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York without regard to the principles of conflict of laws. The Maker hereby (i) agrees that any legal suit, action or proceeding arising out of or relating to this shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding, (iii) waives trial by jury and (iv) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Maker further agrees to accept and acknowledge service or any and all process that may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York.

12.    Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, the Maker hereby executes this Note on the day and year first above written.

[_______________]

By:
Name:
Title:

Exhibit D

1.

Business Combination Securities Disclosure Documents. The Company agrees that in connection with any applicable offer, issuance or distribution of any securities by any person in connection with the consummation of a Business Combination (the “Business Combination Securities”), to the best of the Company’s knowledge, no registration statement, preliminary or final prospectus, proxy statement, tender offer document or offering memorandum, including, without limitation, any document incorporated by reference into any of the foregoing, or any amendment or supplement to any of the foregoing, or any other marketing document used by the Company or any Registrant (as defined below) filed with or furnished to the Commission in connection with the Business Combination (each a “Business Combination Securities Disclosure Document”), in each case relating to such offer, issuance or distribution, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading. The Company further represents and warrants to the best of its knowledge that any projections or other information provided by any Registrant or its representatives to the Representative or contained in any Business Combination Securities Disclosure Document will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable.

2.	If requested by the Representative:

a.	Prior to and after entering into any definitive agreement with respect to the Business Combination and until such time as such Business Combination is consummated:

i.

The Company will furnish or arrange to have furnished to the Representative all information concerning the Company, the target business of such proposed Business Combination, any entity that succeeds or will succeed the Company as a public company in connection with the Business Combination, or any direct or indirect parent or subsidiary of any of them (any such issuer or co-issuer, a “Registrant”) and the proposed Business Combination that the Representative reasonably believes is needed in order to conduct the level of due diligence on the Registrant that a reasonable underwriter would conduct and will provide the Representative with reasonable access to the officers, directors, independent accountants, financial advisors, and legal counsel (“Registrant Representatives”) and properties of any Registrant as requested by the Representative. The Company shall take all reasonable steps requested by the Representative to ensure that each Registrant and each of the Registrant Representatives cooperate fully with all requests by the Representative for such information and access.

ii.	The Company shall provide drafts of all Business Combination Securities Disclosure Documents to the Representative and its legal counsel reasonably in advance of the filing of any Business Combination Securities Disclosure Document with the Commission, to allow the Representative and its legal counsel reasonable time to request necessary or appropriate changes to such Business Combination Securities Disclosure Document before its filing or circulation. The Representative or its legal counsel shall notify the Company of any such requested changes as soon as possible and in any case no later than five business days after receipt by the Representative of the draft of such Business Combination Securities Disclosure Document, which requested changes shall be considered by the Company in good faith and incorporated into such Business Combination Securities Disclosure Document where practicable.

b.

Prior to the consummation of the Business Combination, if the Business Combination does not directly or indirectly provide for the assumption of the Company’s obligations hereunder and the Company is not and will not be the surviving public company of such Business Combination, the Company shall ensure that each Target Business or other Registrant agrees to execute and deliver to the Representative a joinder agreement, in form and substance reasonably satisfactory to the Representative (such satisfaction not to be unreasonably withheld, delayed or conditioned), pursuant to which it shall join this Agreement as a signatory and a party and thus to be subject to all of the terms and conditions of this Agreement that remain in full force and effect after consummation of the Business Combination. In addition, in connection with the Business Combination, the Company will, and will use all reasonable efforts to cause each Registrant to, comply with the obligations and covenants of the Company set forth in this Agreement that then remain in full force and effect and comply in all material respects with all laws, rules and regulations applicable either to any Registrant and its business activities or to the Business Combination, as such laws, rules and regulations may be in effect at the time of the consummation of the Business Combination.

c.

The Company shall reimburse the reasonable and documented legal expenses of a single counsel to the Representative in an amount not to exceed $150,000 (such actual amount, the “Expense Reimbursement”) in connection with the preparation of this Amendment and the Representative’s due diligence of the Company and the Registrant. The Expense Reimbursement is payable only upon consummation of the Business Combination. To the extent the Representative is required to make any filing with FINRA or otherwise to comply with FINRA rules in connection with the Business Combination, the Company shall, upon the reasonable request of the Representative accompanied by a reasonable explanation of the applicable requirement(s), provide all necessary cooperation to the Representative and shall provide or cause to be provided to the Representative all information that the Representative deems necessary in order to make any such filings and in order to comply with FINRA rules.

d.	The Company acknowledges and agrees that nothing herein shall be interpreted to obligate the Representative to take any action, or to refrain from taking any action, in connection with the Business Combination and any such actions will be undertaken by the Representative in its sole discretion and may be governed by a separate, definitive written agreement between the Representative and the Company or another Registrant as such parties may mutually agree.

3.

The Company hereby agrees to indemnify and hold harmless the Representative and its affiliates and their respective directors, officers, shareholders, agents and employees of any of the foregoing (collectively the “Indemnified Persons”), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable out-of-pocket fees and expenses of counsel), as incurred, (collectively a “Claim”), that (A) are related to or arise out of any Business Combination and any Business Combination Securities Disclosure Document (including any untrue statements made or any statements omitted to be made) or (B) otherwise relate to or arise out of the Representative’s activities on the Company’s behalf, and the Company shall reimburse any Indemnified Person for all out-of-pocket expenses (including the reasonable fees and expenses of counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party.

The Company will not, however, be responsible for any Claim that is finally judicially determined to have resulted from the fraud, bad faith, gross negligence or willful misconduct of any person seeking indemnification for such Claim. The Company further agrees that no Indemnified Person shall have any liability to the Company for or in connection with the Business Combination except for any Claim incurred by the Company as a result of such Indemnified Person’s fraud, bad faith, gross negligence or willful misconduct.

The Company further agrees that it will not, without the prior written consent of the Representative which consent may not be unreasonably withheld, conditioned or delayed, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person from any and all liability arising out of such Claim.

Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall promptly notify the Company in writing of such complaint or of such assertion or institution but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses, and the Representative will cooperate fully with such defense or settlement. If the Company so elects or is requested by such Indemnified Person, the Company will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of the fees and expenses of such counsel. In the event, however, that legal counsel to such Indemnified Person reasonably determines that having common counsel would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and the Company, and legal counsel to such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to the Company, then such Indemnified Person may employ its own separate counsel to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable out-of-pocket fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if the Company fails to timely or diligently defend, contest, or otherwise protect against any Claim, the relevant Indemnified Party shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by the Company therefor, including without limitation, for the reasonable out-of-pocket fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof (it being understood, however, that the Company shall not be liable for the fees and expenses of more than one counsel for all Indemnified Persons).

In addition, with respect to any Claim in which the Company assumes the defense, the Indemnified Person shall have the right to participate in such Claim and to retain his, her or its own counsel therefor at his, her or its own expense.

The Company agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason then (whether or not the Representative is an Indemnified Person), the Company and the Representative shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and the Representative on the other, in connection with any business combination, subject to the limitation that in no event shall the amount of the Representative’s contribution to such Claim exceed the amount of fees actually received by the Representative from the Company at the closing of the Business Combination. The Company hereby agrees that the relative benefits to the Company, on the one hand, and the Representative on the other, shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by the Company or its shareholders as the case may be, pursuant to the Business Combination (whether or not consummated) bears to (b) the fee paid or proposed to be paid to the Representative at the closing of the Business Combination.

The Company’s indemnity, reimbursement and contribution obligations under this Agreement (a) shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Party may have at law or at equity and (b) shall be effective whether or not the Company is at fault in any way.